Hotchkis and Wiley Funds
N-SAR Exhibit List
June 30, 2009

Item 77Q.1.e:  Exhibits.

Investment Advisory Agreement relating to the Hotchkis and Wiley High Yield Fund was previously filed with Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A on March 31, 2009, and is incorporated herein by reference (SEC Accession No. 0000894189-09-001034).